Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-66964) pertaining to the 1992 Non-Employee Director Stock Option Plan and 1992 Stock Option Plan of Concepts Direct, Inc. of our report dated January 31, 1997, with respect to the financial statements and schedule of Concepts Direct, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Ernst & Young LLP

Denver, Colorado
February 27, 1997